EXHIBIT 10.7

                               LICENSE AGREEMENT
                               -----------------

     This  License  Agreement  (hereinafter  referred  to as  the  "Agreement"), effective as of the 20th day of March, 1996 is by and between The Charlotte-Mecklenburg Hospital Authority, a public authority having an address at P.O. Box 32861, Charlotte, North Carolina 28232-2861 (the "Licensor") and Triad Pharmaceuticals, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having an address at 375 Park Avenue, Suite 1501, New York, New York 10152 (the "Licensee").

     WHEREAS, Licensor is the joint owner of U.S. Patent No. 5,474,760 and [***] respectively (the "Patents"); and

     WHEREAS, pursuant to the Interinstitutional Agreement dated September 18, 1995, between Licensor and Duke University, a copy of which is annexed hereto as Appendix I, Licensor has the authority to grant licenses under the Patents; and

     WHEREAS, Licensee now desires to obtain a license, under the Patents, upon the terms and conditions hereinafter set forth; and

     WHEREAS, Licensee has represented to Licensor, to induce Licensor to enter into this Agreement, that it shall commit itself to a thorough, vigorous and diligent program of developing and exploiting the inventions described in the Patents, so that public utilization shall result therefrom; and

     NOW, THEREFORE, it is agreed as follows:


[***] Confidential treatment requested.

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                             ARTICLE 1 - DEFINITIONS
                             -----------------------

     For the purposes of this Agreement, the following words and phrases, if appearing in this Agreement in capitalized form, shall have the following meanings:

     1.1  "Licensee"  shall  mean  Triad   Pharmaceuticals,   Inc.,  a  Delaware
corporation.

     1.2 "Affiliate" shall mean

          (i) any company or entity, the voting control of which is at least fifty percent (50%), directly or indirectly, owned or controlled by Licensee, or

          (ii) any company or entity that owns or controls at least fifty percent (50%), directly or indirectly, of Licensee (a "Parent"), or

          (iii) any company or entity, the voting control of which is at least fifty percent (50%), directly or indirectly, owned or controlled by a Parent of Licensee.

     1.3 "Patent Rights" shall mean:

          1.3.1 U.S. Patent No. 5,474,760 and U.S. Patent Applications Serial Nos. [***] respectively, as set forth in Appendix II;

          1.3.2 Any later-filed United States and/or foreign patent applications based on the patent applications and/or patents listed in Appendix II, or corresponding thereto, including any continuations, continuations-in-part, divisional, reissues, reexaminations, or extensions thereof; and

          1.3.3 Any United States and/or foreign patents issuing from any of the foregoing.


[***] Confidential treatment requested.

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     1.4 "Licensed Product(s)" shall mean:

          1.4.1 Any product which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the product is made, used, leased or sold;

          1.4.2 Any product which is manufactured by using a process which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the process is used;

          1.4.3 Any product which is used according to a method which is covered in whole or in part by a valid and unexpired claim contained in the Patent Rights in the country in which the method is used.

     1.5 "Licensed Process(es)" shall mean any process or method, which is covered, in whole, or in part, by a valid and unexpired claim contained in the Patent Rights in the country in which the process or method is used.

     1.6 "Net Sales" shall mean Licensee's, a Sublicensee's, or an Affiliate's billings for Licensed Products and Licensed Processes less the sum of the following:

     (a)  discounts allowed and credited in amounts customary in the trade;

     (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

     (c)  outbound transportation prepaid or allowed;

     (d)  amounts allowed or credited on returns; and

     (e)  bad debt deductions actually written off during the period.


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     No deductions  shall be made for  commissions  paid to individuals  whether they be independent sales agencies or regularly employed by Licensee, the Sublicensee or the Affiliate, as the case may be. Licensed Products and Licensed Processes shall be considered "sold" when billed out or invoiced.

     1.7 "Sublicensee" shall mean any company or entity directly or indirectly obtaining a sublicense under this Agreement to practice under the Patent Rights, or to make, have made, use, lease and/or sell the Licensed Products or tO practice the Licensed Processes. For purposes of calculating royalties due to Licensor under Article 4 of this Agreement, the term "Sublicensee" shall include a buyer of Licensed Products or Licensed Processes sold by Licensee, an Affiliate or a Sublicensee that is, on the information and belief of the Licensee, a reseller of such products or processes, other than, resellers involved in the distribution of Licensed Products or Licensed Processes to persons that appear to be, on the information and belief of Licensee, the intended users of such products or processes. The exemption for retailers from the definition of "Sublicensees" under this Section 1.7 shall only apply to the extent that a royalty has been paid to make, have made, use, lease, and/or sell the Licensed Products or to practice the Licensed Processes. For example, pharmacies, pharmacists, hospitals or doctors that purchase Licensed Products or Licensed Processes from Licensee, Sublicensee or an Affiliate that, on the information and belief of Licensee, intend to supply and/or dispense such products or processes to patients will not be considered Sublicensees for purposes of calculating royalties due to Licensor under Article 4 of this Agreement.


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                                ARTICLE 2 - GRANT
                                -----------------

     2.1 Licensor hereby grants to Licensee a worldwide royalty bearing license to practice under the Patent Rights, and to make, have made, use, lease and/or sell the Licensed Products and to practice the Licensed Processes, to the full end of the term for which the Patent Rights are granted, unless sooner terminated as hereinafter provided, said license to include the right to sublicense and to be exclusive to Licensee.

                            ARTICLE 3 - DUE DILIGENCE
                            -------------------------

     3.1 Licensee shall use its reasonable best efforts to bring Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights and continue active, diligent marketing efforts for Licensed Products or Licensed Processes throughout the life of this Agreement.


     3.2 Licensee will begin human clinical trials of tyloxapol in the indication of cystic fibrosis pursuant to the general protocol described in the Investigational New Drug application number 48,478 within six months of the date of this Agreement with an aggregate contracted cost in excess of $250,000; provided, however, that such six month period shall be extended for any period in which initiation of the clinical trials is either not technically or legally possible due to events outside the control of the Licensee.


     3.3 Licensee's failure to perform the due diligence obligations described in Paragraphs 3.1, and 3.2. shall constitute a material breach or default for purposes of the termination provisions of Paragraph 7.3.


     3.4 In the event Licensee fails to file a New Drug Application with the U.S. FDA for a Licensed Product or Licensed Process by the [***] anniversary of this Agreement, then on such [***] anniversary, Licensee shall be required to pay Licensor a nonrefundable, one time, additional license fee in the amount [***] to maintain its rights under this Agreement. Licensee's failure to pay the additional license fee shall constitute a material breach or default for purposes of the termination provisions of Paragraph 7.3.


[***] Confidential treatment requested.

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[***]


      3.5 In the event that on the date which is one hundred and eighty (180) days from the date of this Agreement Licensee has not received aggregate gross proceeds from a financing or financings which together total at least [***] (a "Minimum Financing") then in order to maintain this Agreement in effect Licensee shall be required to pay Licensor a nonrefundable, one time, additional license fee in the amount of [***] else Licensor shall have the option to terminate this Agreement in accordance with Section 7.1 hereof. In the event that after paying such additional license fee, Licensee fails to complete a Minimum Financing by the first anniversary of this Agreement, then Licensor shall again have the option to terminate this Agreement in accordance with Section 7.1 hereof.





                             ARTICLE 4 - ROYALTIES
                             ---------------------

     4.1 For the rights, privileges and license granted hereunder, Licensee shall pay to Licensor, as set forth below, to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:


          4.1.1 In each calendar year, a royalty in an amount equal to [***] of Net Sales of the Licensed Products or Licensed Processes sold by Licensee and its affiliates and [***] of Net Sales of the Licensed Products or Licensed Processes sold by Sublicensees; and



[***] Confidential treatment requested.

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     [***]

          4.1.2 In each  calendar  year,  a royalty in an amount equal to [***]
     of   the   license   fees   or   other   lump   sum  payments  received by
     Licensee and its Affiliates from Sublicensees for the manufacture, use, lease or sale of Licensed Products and Licensed Processes; provided, however, this Paragraph 4.1.2 shall specifically not apply to payments received by Licensee or any Affiliate with respect to sales of Licensed Products or Licensed Processes to Sublicensees nor payments received by Licensee or any Affiliate in support of research and/or development of Licensed Products or Licensed Processes.



          4.1.3 Upon execution of this Agreement, Licensee shall pay Licensor a nonrefundable, one time, license issue fee in the amount of eighty six thousand four hundred dollars ($86,400).


          4.1.4 Immediately upon the filing of the first New Drug Application with the U.S. FDA for a Licensed Product or Licensed Process, Licensee shall pay Licensor a nonrefundable, one time, license fee in the amount of [***].

          4.1.5 Within thirty (30) days following receipt by Licensee of the first New Drug Application approved by the U.S. FDA for a Licensed Product or Licensed Process, Licensee shall pay Licensor a nonrefundable, one time, license fee in the amount of [***].


[***] Confidential treatment requested.


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     4.2 No multiple  royalties  shall be payable because the use, lease or sale of any Licensed Product or Licensed Process is, or shall be, covered by more than one valid and unexpired claim contained in the Patent Rights.

     4.3 Royalty payments shall be paid in United States dollars in New York or at such other place as Licensor may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at Citibank, N.A. in New York, on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                        ARTICLE 5 - REPORTS AND RECORDS
                        -------------------------------

     5.1 Licensee shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amount payable by Licensee, Affiliates and Sublicensees to Licensor by way of royalty as aforesaid. Said books of account shall be kept at Licensee's principal place of business in the United States. Said books and the supporting data shall be open upon reasonable notice to Licensee no more than twice per calendar year, for five (5) years following the end of the calendar year to which they pertain, for inspection and copying by the Licensor's internal audit division or corporate officer and/or by an independent certified public accountant employed by Licensor for the purpose of verifying Licensee's royalty statement or compliance in other respects with this Agreement.

     5.2 Following the first commercial sale of Licensed Products or Licensed Processes, Licensee, within sixty (60) days after the end of each semi-annual period of


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each calendar year, shall deliver to Licensor true and accurate reports,  giving such particulars of the business conducted by Licensee during the preceding half-year under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

     (a) All Licensed Products and Licensed Processes made, used, leased or sold, by or for Licensee, its Affiliates and Sublicensees.

     (b) Total amounts invoiced for Licensed Products and Licensed Processes made, used, leased or sold, by or for Licensee, its Affiliates or its Sublicensees.

     (c) Deductions applicable in computed "Net Sales" as defined in Paragraph 1.6.

     (e) Total royalties due based on Net Sales by or for Licensee, its Affiliates or its Sublicensees.

     (f)  Names and addresses of all Sublicensees and Affiliates of Licensee.

     (h)  On an annual basis, Licensee's Annual Report.

     5.3 With each such report submitted, Licensee shall pay to Licensor the royalties due and payable under this Agreement. If no royalties shall be due, Licensee shall so report.

                         ARTICLE 6 - PATENT PROSECUTION
                         ------------------------------

     Licensee, at its own expense and utilizing patent counsel that is mutually agreeable to Licensee and Licensor, shall have the sole right and responsibility for the filing, prosecution, and maintenance of any patent applications and patents contained in the Patent Rights. Licensee, or its patent counsel, shall provide Licensor with copies of all correspondence and documents filed with, or received from, the United States Patent


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and Trademark  Office or any foreign patent office or patent agent. In addition,
Licensee agrees that any and all official or "ribbon" copies of issued patents shall be forwarded to, and retained by, Licensor. The parties agree that the law firm of Bell Seltzer Park & Gibson located in Charlotte, North Carolina, will be considered to be mutually agreeable patent counsel for purposes of this Article 6.

                            ARTICLE 7 - TERMINATION
                            -----------------------

     7.1 If Licensee shall become bankrupt or insolvent, or shall file a petition in bankruptcy, or if the business of Licensee shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of Licensee or otherwise, this Agreement shall automatically terminate.

     7.2 Time is of the essence for all payments due. Should Licensee fail in its payment to Licensor of royalties or license fees due in accordance with the terms of this Agreement which are not the subject of a bona fide dispute between Licensor and Licensee, Licensor shall have the right to serve notice upon Licensee, by certified mail to the address designated in Article 14 hereof, of its intention to terminate this Agreement within sixty (60) days after receipt of said notice of termination unless Licensee shall pay to Licensor, within the sixty (60) day period, all such royalties or license fees due and payable. Upon the expiration of the sixty (60) day period, if Licensee shall not have paid all such royalties or license fees due and payable, the rights, privileges and license granted hereunder shall thereupon immediately terminate. Payments shall not be delayed, escrowed or otherwise withheld absent a court order prohibiting such payments.


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     7.3 Upon any  material  breach or default of this  Agreement  by  Licensee, other than those occurrences set out in Paragraphs 7.1 and 7.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 7.3, Licensor shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to Licensee by certified mail to the address designated in Article 14 hereof. Such termination shall become effective unless Licensee shall have cured any such breach or default prior to the expiration of the ninety (90) day period from receipt of the notice of termination.

     7.4 Licensee shall have the right to terminate this Agreement at any time on sixty (60) days' notice to Licensor by certified mail to the address designated in Article 14 hereof.

     7.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. Licensee and/or any Sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination, and sell the same, provided that Licensee shall pay to Licensor the royalties thereon as required by Article 5 of this Agreement and shall submit the reports required by Article 5 hereof on the sales of Licensed Products.

     7.6 Except as provided in Paragraph 7.5, upon termination, Licensee will return all technology and rights to the Licensed Products and Licensed Processes, and both Licensor and Licensee will cooperate in executing the necessary documentation.


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                             ARTICLE 8 - ARBITRATION
                             -----------------------

     8.1 Except as to issues relating to the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in any United States court or tribunal having jurisdiction thereof under the rules of the American Arbitration Association then in effect. The arbitrators shall have no power to add to, subtract from, or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the state or federal courts to whose jurisdiction for such purposes Licensor and Licensee each hereby irrevocably consents and submits.

          8.1.1 The arbitration tribunal shall consist of three arbitrators. Each party shall nominate in the request for arbitration and the answer thereto one arbitrator, and these two arbitrators will then jointly appoint a third arbitrator as chairman of the arbitration tribunal.

     8.2  Any  claim,   dispute,   or   controversy   concerning  the  validity,
enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder shall be resolved in any court having jurisdiction thereof.

     8.3 In the event that, in any arbitration proceeding, any issue shall arise concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, the arbitrators shall, to the extent possible, resolve all issues other than validity, enforceability, and infringement; in any event, the arbitrators


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shall not delay the  arbitration  proceeding  for the  purpose of  obtaining  or permitting either party to obtain judicial resolution of such issues, unless an order staying the arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, enforceability, or infringement of any patent contained in the Patent Rights licensed hereunder, in any proceeding to enforce any arbitration award hereunder, or in any proceeding otherwise arising out of any such arbitration award.

                   ARTICLE 9 - INFRINGEMENT AND OTHER ACTIONS
                   ------------------------------------------

     9.1 Licensee and Licensor shall promptly provide written notice, to the other party, of any alleged infringement by a third party of the Patent Rights and provide such other party with any available evidence of such infringement.

     9.2 During the term of this Agreement, Licensee shall have the right, but not the obligation, to prosecute and/or defend, at its own expense and utilizing counsel of its choice, any infringement of, and/or challenge to, the Patent Rights. In furtherance of such right, Licensor hereby agrees that Licensee may join Licensor as a party in any such suit. [***] No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the consent of Licensor, which consent shall not unreasonably be withheld.

     9.3 [***]

[***] Confidential treatment requested.


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[***]


     9.4 If within six (6) months after receiving notice of any alleged infringement, Licensee shall have been unsuccessful in persuading the alleged infringer to desist, or shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify Licensor, at any time prior thereto, of its intention not to bring suit against the alleged infringer, then, and in those events only, Licensor shall have the right, but not the obligation, to prosecute, at its own expense and utilizing counsel of its choice, any infringement of the Patent Rights, and Licensor may, for such purposes, join the Licensee as a party plaintiff. [***]

     9.5 In any suit to enforce and/or defend the Patent Rights pursuant to this Agreement, the party not in control of such suit shall, at the request and expense of the controlling party, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                ARTICLE 10 - REPRESENTATIONS AND INDEMNIFICATION
                ------------------------------------------------

     10.1 Licensor, by this Agreement, represents and warrants that it has the sole and exclusive, unencumbered, right, title and interest to the Patent Rights other than as set forth in the Interinstitutional Agreement between Licensor and Duke University, a

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true and complete copy of which is annexed  hereto as Appendix I.  Licensor,  by this Agreement, makes no representation as to the patentability and/or breadth of the inventions contained in the Patent Rights. Licensor, by this Agreement, makes no representation as to patents now held or which will be held by others in the field of the Licensed Products and Licensed Processes for a particular
purpose.   Licensor,   by  this   Agreement,   disclaims  all   warranties   and
representations not expressly set forth.

     10.2 Licensee agrees to indemnify, hold harmless, and defend Licensor, its trustees, officers, employees, and agents, against any and all claims, suits, losses, damages, costs, fees, and expenses, including attorneys fees, resulting or arising out of the exercise of this license. Licensee shall not be responsible for the negligence or intentional wrongdoing of Licensor.

     10.3 Licensee shall maintain in force at its sole cost and expense with reputable insurance companies, products liability insurance coverage in an amount reasonably sufficient to protect against liability under Article 10.2 above. Licensor shall have the right to ascertain from time to time that such coverage exists, such right to be exercised in a reasonable manner.

     10.4 Nothing in this agreement shall be deemed to be a representation or warranty by Licensor of the validity of any of the patents or the accuracy, safety, efficacy, or usefulness for any purpose, of any Subject Technology. Licensor shall have no obligation, express or implied, to supervise, monitor, review, or otherwise assume responsibility for production, manufacture, testing, marketing, or sale of any Licensed Product, and Licensor shall have no liability whatsoever to Licensee or any third parties


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for or on  account  of any  injury,  loss,  or  damage,  of any kind or  nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon licensee or any other person or entity, arising out of or in connection with or resulting from:

          10.4.1 the production, use, or sale of any Licensed Product;

          10.4.2 the use of any Subject Technology; or

          10.4.3 advertising or other promotional activities with respect to any of the foregoing.

          10.5 Neither party hereto is an agent of the other party for any purpose whatsoever.

                            ARTICLE 11 - ASSIGNMENT
                            -----------------------

     Licensee may assign or otherwise transfer this Agreement and the license granted hereunder and the rights acquired by it hereunder so long as such assignment or transfer shall be accompanied by a sale or other transfer of Licensee's entire business or of that part of Licensee's business to which the license granted hereunder relates; provided further that such assignment or transfer has the consent of Licensor, which consent shall not be withheld unreasonably. Upon such assignment or transfer and agreement by such assignee or transferee, the term Licensee as used herein shall include such assignee or transferee.

                         ARTICLE 12 - NON-USE OF NAMES
                         -----------------------------

     Licensee shall not use the name of Licensor or any adaptation thereof in any advertising, promotional or sales literature without prior written consent obtained from


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Licensor,  in each case,  except that  Licensee may state that it is licensed by
Licensor, under one or more of the patents and/or applications comprising the Patent Rights.

                         ARTICLE 13 - PAYMENTS  NOTICES
                         ------------------------------
                            AND OTHER COMMUNICATIONS
                            ------------------------

     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

     In the case of Licensor:

     The Charlotte-Mecklenburg Hospital Authority
     P.O. Box 32861
     Charlotte, North Carolina 28232-2861
     Attn: James G. Martin, Ph.D.

     In the case of Licensee:

     Triad Pharmaceuticals, Inc.
     375 Park Avenue, Suite 1501
     New York, New York 10152
     Attn: Steve H. Kanzer, Esq.

                      ARTICLE 14 - MISCELLANEOUS PROVISIONS
                      -------------------------------------

     14.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of North Carolina, except that questions affecting the validity, enforceability, or infringement of any patent contained in the Patent Rights shall be determined by the law of the country in which the patent was granted.


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     14.2 The parties  hereto  acknowledge  that this  Agreement  sets forth the entire agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

     14.3 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     14.4 Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to, or sold in, other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

     14.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

        ARTICLE 15 - GOVERNMENT CLEARANCE, PUBLICATION, OTHER USE, EXPORT
        -----------------------------------------------------------------

     15.1 Licensee agrees to use its best efforts to have the Subject Technology cleared for marketing in those countries in which Licensee intends to sell
Licensed Products by the responsible government agencies requiring such clearance. To accomplish such clearances at the earliest possible date, Licensee agrees to file,

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according  to the usual  practice  of  Licensee,  any  necessary  data with such government agencies. Should Licensee cancel this Agreement, Licensee agrees to assign its full interest and title in such market clearance application, including all data relating thereto, to Licensor at no cost to Licensor.

     15.2 Licensee further agrees that the right of publication of the invention and such Subject Technology shall reside in the inventor and other staff of Licensor. Licensor shall use its best efforts to provide a copy of such publications forty-five (45) days in advance of such submission for review by Licensee, but such review will be in no way construed as a right to restrict such publication. Licensee shall also have the right to publish and/or co-author any publication regarding the application of the Subject Technology.

     15.3 It is agreed that, notwithstanding any provisions herein, Licensor is free to use the Subject Technology and Patent Rights for its own educational, teaching, research, and clinical purposes without restriction and without payment of royalties or other fees.

     15.4 This Agreement is subject to all of the United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities and technology.

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     IN WITNESS  WHEREOF,  the parties hereto have executed this  Agreement,  in duplicate, by proper persons thereunto duly authorized.


THE CHARLOTTE MECKLENBURG HOSPITAL AUTHORITY

By: /s/ James G. Martin
    ------------------------------------
    James G. Martin, Ph.D.
    Vice President of Research

March 5, 1996


TRIAD PHARMACEUTICALS, INC.

By: /s/ Steve Kanzer
    ------------------------------------
    President
    ------------------------------------

March 20, 1996

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                                   APPENDIX I
                                   ----------


                          Interinstitutional Agreement


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                                  APPENDIX II
                                  -----------

     1.   U.S. Patent No. 5,474,760;

     [***]

[***] Confidential treatment requested.


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